QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3.6

CERTIFICATE OF AMENDMENT OF
THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CALYPTE BIOMEDICAL CORPORATION

    Calypte Biomedical Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), DOES HEREBY CERTIFY:

    FIRST:  That the Board of Directors of the Company (the "Board"), at a meeting held on July 31, 2001, duly adopted resolutions setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of the Company, declaring said amendment to be advisable and authorizing and directing the officers and directors of the Company to solicit the consent of the stockholders of the Company for consideration thereof.

    Therefore, the first paragraph of Article IV of the Amended and Restated Certificate of Incorporation of the Company is hereby amended to read as follows:

  "IV:
  The Corporation is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $0.001 par value, and Preferred Stock, $0.001 par value. The total number of shares that the Corporation is authorized to issue is 205,000,000 shares. The number of shares of Common Stock authorized is 200,000,000 and the number of shares of Preferred Stock authorized is 5,000,000."

    SECOND:  That, thereafter, the necessary number of shares of the Company's capital stock, as required by the General Corporation Law of the State of Delaware, voted in favor of the foregoing amendment at the annual meeting of the stockholders held on September 20, 2001;

    THIRD:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware; and

    FOURTH:  That said amendment shall become effective on September 28, 2001.

    IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation to be signed by Nancy E. Katz, its President, Chief Executive Officer, and Chief Financial Officer, this 28th day of September, 2001.

CALYPTE BIOMEDICAL CORPORATION
By: Its:	/s/ NANCY E. KATZ Nancy E. Katz President, Chief Executive Officer and Chief Financial Officer

QuickLinks

  Exhibit 3.6
CERTIFICATE OF AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CALYPTE BIOMEDICAL CORPORATION